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                                     NELNET


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           Compliance Audits (Attestation Engagements) For Lenders and
   Lender Servicers Participating in the Federal Family Education Loan Program

                            Year Ended June 30, 2003










                                  Final Report




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                                     NELNET



                                Table of Contents



Independent Accountants' Report

Nelnet Statement of Compliance

APPENDIX

A    Background

B    Listing of Lenders Covered by Compliance Attestation

                         Independent Accountants' Report



The Board of Directors
Nelnet Loan Services, Inc.


We have examined management's assertions, included in the accompanying representation letter dated September 29, 2003, that Nelnet Loan Services, Inc. (Nelnet) complied with the following compliance requirements specified in the Audit Guide, Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program (the Guide) issued by the U.S. Department of Education, Office of the Inspector General, dated December 1996, relative to Nelnet's administration of the Federal Family Education Loan Program on behalf of its lender clients, as listed in Appendix B, during the year ended June 30, 2003:

o    Support for LaRS (formerly known as the ED Form 799)
o    Loan Documentation
o    Payment of Loan Origination Fees
o    Interest Benefits - Eligibility, Proper Rate and Proper Calculations
o Special Allowance Payments - Eligibility and Proper Calculation of Average Daily Balances
o    Accurate Loan Principal Balances
o    Reporting of Sales, Purchases and Transfers
o    Recording of Student Status Changes
o    Payment Processing
o    Due Diligence in the Collection of Loans
o    Timely Filing of Claims
o    Curing Due Diligence/Timely Filing Violations

We have also examined management's assertion that Nelnet maintained effective internal control over compliance with the aforementioned compliance requirements as of June 30, 2003 based upon criteria established in Internal
Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Management is responsible for Nelnet's compliance with, and for maintaining the effective internal control over compliance with those requirements. Our responsibility is to express an opinion on management's assertions based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants, Government Auditing Standards, issued by the Comptroller General of the United States, and the Guide and, accordingly, included examining, on a test basis, evidence about Nelnet's compliance with those requirements; obtaining an understanding of the internal control over compliance with the specified compliance requirements, testing, and evaluating the design and operating effectiveness of the internal control; and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Nelnet's compliance with specified requirements.

Because of inherent limitations in any internal control, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the internal control over compliance with the specified requirements to future periods are subject to the risk that internal control over compliance may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

In our opinion, management's assertions that Nelnet complied with the aforementioned compliance requirements for the year ended June 30, 2003 are fairly stated, in all material respects. Also in our opinion, management's assertion that Nelnet maintained effective internal control over compliance with the aforementioned compliance requirements as of June 30, 2003, is fairly stated, in all material respects, based upon criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

This report is intended solely for the information and use of the audit committee, management, lender clients, and the U.S. Department of Education and is not intended to be and should not be used by anyone other than these specified parties.


                                  /s/ KPMG LLP




September 29, 2003

September 29, 2003


Mr. Dwight Keith KPMG LLP
233 South 13th Street
Suite 1600
Lincoln, NE 68508-2041

Dear Mr. Keith:

We, as members of Nelnet Loan Services, Inc. (Nelnet) are responsible for complying with the requirements of the Federal Family Education Loan (FFEL) Program. We are responsible for and we have established and maintained an effective internal control structure over FFEL Program requirements. We have performed an evaluation of Nelnet's compliance with the following requirements of the FFEL Program during the year ended June 30, 2003. Based on this evaluation, we assert that during the year ended June 30, 2003, Nelnet has materially complied with the FFEL Program requirements below relative to those services provided to our clients.

o The loan information (loan types, interest rate, beginning and ending principal loan balances), and loan status (past due, in grace, in deferment) reported in Parts I, II, III, IV, and V of either the LaRS (formerly known as the ED Form 799) prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients during the year ended June 30, 2003 agrees with Nelnet's summary records/ledger and as of June 30, 2003, Nelnet had effective internal control over compliance with the requirements that such information be in agreement.

o Nelnet supported loans reported in either the LaRS (formerly known as the ED Form 799) prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients during the year ended June 30, 2003 with - and as of June 30, 2003, Nelnet had effective internal control over compliance requirements for supporting loans with - loan records that include all applicable documents listed in Section II, Compliance Requirements 2, of the Audit Guide that our lender clients have contracted with Nelnet to store.

o During the year ended June 30, 2003, Nelnet completely reported, classified and computed, in accordance with LaRS (formerly known as the ED Form 799) instructions - and as of June 30, 2003, Nelnet had effective internal control over compliance with LaRS (formerly known as the ED Form 799) instructions for classifying and computing - the loan origination information reported in Part I in either the LaRS (formerly known as the ED Form 799) prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients. During the year ended June 30, 2003, Nelnet paid ED - and as of June 30, 2003, Nelnet had effective internal control over compliance with requirements for payment to ED of - origination fees in excess of interest and special allowance.

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Mr. Dwight Keith
Page Two
September 29, 2003


o    Loans included in Part II of either the LaRS (formerly known as the ED Form
     799) prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients during the year ended June 30, 2003 were - and as of June 30, 2003, Nelnet had effective internal control over compliance with requirements that loans are (1) in a status eligible for interest benefits, (2) assigned the correct interest rate in accordance with Section 427A(a)-(i) of the HEA, as amended, and (3) classified in the correct interest rate category in accordance with LaRS (formerly known as the ED Form 799) instructions. Ending principal amounts, average daily balances, and interest amounts were calculated in accordance with - and as of June 30, 2003, Nelnet had effective internal controls over compliance with requirements for calculation in accordance with - the LaRS (formerly known as the ED Form
     799) instructions.

o Loans included in Part III of either the LaRS (formerly known as the ED Form 799) prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients during the year ended June 30, 2003 were, - and as of June 30, 2003, Nelnet had effective internal control over compliance with requirements that loans are - (1) in a status eligible for special allowance and (2) properly categorized on the LaRS (formerly known as the ED Form 799) in accordance with the LaRS (formerly known as the ED Form
     799) instructions. Ending principal balances, average daily balances, and adjustments for differences in average daily balances were calculated in accordance with - and as of June 30, 2003, Nelnet had effective internal controls over compliance with requirements for calculation in accordance with - the LaRS (formerly known as the ED Form 799) instructions.

o In Parts IV and V of the LaRS (formerly known as the ED Form 799) prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients during the year ended June 30, 2003, Nelnet properly classified and accurately reported - and as of June 30, 2003, Nelnet had effective internal control over compliance with requirements to properly classify and report - loan principal balances in accordance with the LaRS (formerly known as the ED Form 799) instructions and included all outstanding loans (except those for which the guaranty was voided are not included in Part VI.)

o Loan purchases and sales made on behalf of our lender clients during the year ended June 30, 2003 were recorded by Nelnet in accordance with - and as of June 30, 2003, Nelnet had effective internal control over compliance for recording loan purchases/sales in accordance with (identify the applicable documents such as purchase/sales agreements or the instructions lender provided to Nelnet) with respect to the start/end date of eligibility for interest, special allowance and responsibility for payment of loan origination fees. During the year ended June 30, 2003, Nelnet paid ED - and as June 30, 2003, Nelnet had effective internal control over compliance with requirements for payments to ED of - loan origination fees for which we were responsible for paying on behalf of our lender clients in accordance


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Mr. Dwight Keith
Page Three
September 29, 2003




     with the agreements. During the year ended June 30, 2003, Nelnet recorded completely and accurately in the servicer's loan servicing systems - and as of June 30, 2003, Nelnet had effective internal control over compliance with requirements to record completely and accurately in the servicer's loan servicing systems - all applicable LaRS (formerly known as the ED Form
     799) loan data for loans transferred, including beginning balances.

o Upon receipt of Student Status Confirmation Reports or other notification of change information for loans serviced during the year ended June 30, 2003, Nelnet accurately updated - and as of June 30, 2003, Nelnet had effective internal control over compliance with requirements to accurately update - loan records for changes to student status, including conversion to repayment status in accordance with 34 CFR 682.401(b)(20) and 34 CFR 682.209, respectively.

o For loans serviced during the year ended June 30, 2003, Nelnet: (a) calculated - and as of June 30, 2003, Nelnet had effective internal control over compliance with requirements to calculate - interest and principal in accordance with 34 CFR 682.304 and (b) applied - and as of June 30, 2003, Nelnet had effective internal control over compliance with requirements to apply (i) loan payments effective with the day of receipt and (ii) prepayments in accordance with 34 CFR 682.209 or the documented specific request of the borrower.

o For loans serviced during the year ended June 30, 2003, Nelnet complied with - and as of June 30, 2003, Nelnet had effective internal control over compliance with - the due diligence requirements for collection of delinquent loans, including the requirements for skip-tracing or pre-claims assistance set forth in 34 CFR 682.411 (c)-(m).

o For loans serviced during the year ended June 30, 2003, Nelnet complied with - and as of June 30, 2003, Nelnet had effective internal control over compliance with - deadlines for timely filing of claims with the guaranty agency concerning death, disability, false certification, closed schools, or bankruptcy contained in 34 CFR 682.402(b), (c), (d), (e), (f) and (g) for default claims contained in 34 CFR 682.406(a)(5). For loans serviced during the year ended June 30, 2003, Nelnet accurately categorized - and as of June 30, 2003, Nelnet had effective internal control over compliance with requirements for accurately categorizing - amounts pertaining to claims in the LaRS (formerly known as the ED Form 799).

o For loans with timely-filing violations or due diligence violations that were cured during the year ended June 30, 2003, Nelnet documented that it performed - and, as of June 30, 2003, Nelnet had effective internal control over compliance with requirements to perform - cure procedures required by 34 CFR 682 Appendix D [Bulletin 88-G-138]. For loans on which a cure was required but that were not cured during the year ended June 30, 2003, Nelnet properly categorized - and, as of June 30, 2003, Nelnet had effective internal control over compliance with the


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Mr. Dwight Keith
Page Four
September 29, 2003


    requirements to properly categorize the loans in the LaRS (formerly known as the ED Form 799) prepared and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients.

Very Truly Yours,

Nelnet Loan Services, Inc.



/s/ Matthew D. Hall
--------------------------
Matthew D. Hall
Executive Director
Nelnet Loan Services, Inc.


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                                   APPENDIX A

                           NELNET LOAN SERVICES, INC.

                                   Background

The Higher Education Act of 1965 (HEA), as amended, requires each lender, as defined in section 428(b)(1)(U) of the HEA, participating in the Federal Family Education Loan (FFEL) Program to obtain a compliance attestation of its FFEL Program. These compliance attestations are performed in accordance with the AICPA's Professional Standards for Attestation Engagements (SSAE) No. 10,
Section 800, the general fieldwork and reporting standards in Government Auditing Standards, issued by the Comptroller General of the United States; and the Audit Guide, Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program (the Guide) issued by the US Department of Education, Office of Inspector General, dated December 1996.

Lenders using a third-party service organization(s) to service all or part of its FFEL Program loan portfolio may not be able to make all of the assertions required in Section II of the Audit Guide. In those situations, the Department of Education will accept, as meeting the lender audit requirement, an independent accountants' report based upon an "alternative or combined" engagement as defined in Section III of the Audit Guide. The lender must obtain from the service organization an audit/attestation report that meets the requirements described in Section III of the Audit Guide.

The independent accountants' report(s) must include their opinion with respect to the service organization's compliance with the specified requirements in
Section II of the Audit Guide pertaining to functions carried out by the servicing organization.

Nelnet Loan Services, Inc. (Nelnet) is a for profit third-party student loan servicing organization responsible for the proper and timely performance of many aspects of student loan processing. Nelnet operates servicing centers in Denver, Colorado; Jacksonville, Florida; Indianapolis, Indiana; and Lincoln, Nebraska. The primary services provided to the loan holders by Nelnet are:

o accepting loan origination and disbursement information on new and existing borrowers;

o processing of general borrower correspondence, forbearance and deferment requests and borrower status changes;

o    receiving and tracking original, imaged, or electronic loan documentation;

o maintaining borrower demographic information while the student is in school, billing accrued interest to the appropriate parties, and combining multiple loans where appropriate;

o processing borrower loans through the grace period, placing the loans into repayment, and calculating monthly payment amounts; and

o applying loan payments, calculating delinquency periods, collection activities, claim processing on defaulted loans, and cure procedures for defaulted loans rejected by the guarantor.

The functions described above provide a basis for Nelnet to prepare information for the quarterly Lender's Interest and Special Allowance Request and Reports - LaRS (formerly known as the ED Form 799).

The lender ID's covered by this report are included in Appendix B.



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                                   APPENDIX B

              Listing of Lenders Covered by Compliance Attestation

203760   802759   805593    809678    821623   826509   829464   831819   833457
213760   802828   805806    809685    821666   826625   829565   831836   833471
231455   802843   805849    810007    821806   826710   829626   831846   833487
313760   802983   805923    810086    821830   826717   829650   831870   833495
331300   802995   805943    810088    822022   826730   829691   831970   833500
421623   803000   805974    810123    822046   826757   829704   832036   833501
428577   803017   805997    810148    822243   826865   829717   832057   833580
430628   803128   806078    810470    822366   826943   829763   832339   833585
508471   803238   806126    810509    822384   826947   829769   832347   833610
521623   803258   806208    810755    822660   826953   830111   832415   833659
528577   803264   806361    811077    822671   826978   830186   832445   833669
530868   803266   806400    811353    822745   827192   830227   832500   833670
531300   803342   806595    812211    822908   827231   830248   832502   833674
605156   803348   806773    813133    822927   827511   830288   832584   833702
605974   803359   807418    813169    823065   827537   830293   832640   833733
607743   803414   807669    813285    823185   827603   830309   832710   833741
608036   803447   807743    813760    823296   827610   830343   832775   833806
608543   803488   807806    814392    823299   827735   830372   832934   833817
610755   803508   808036    815502    823546   827800   830427   832998   833820
611353   803516   808047    815678    823817   827855   830469   833005   833821
619628   803533   808134    815897    823964   827866   830513   833051   833832
620682   803547   808173    815979    824004   828067   830525   833074   833872
622660   803557   808217    817240    824060   828141   830547   833078   833873
630868   803588   808238    817408    824072   828148   830549   833079   833892
631300   803606   808258    817409    824135   828259   830604   833088   833895
631484   803608   808260    817420    824289   828295   830617   833093   833934
633820   803631   808316    817516    824327   828375   830624   833101   833934
633832   803634   808426    818313    824335   828478   830628   833135   833953
700121   803645   808441    819524    824397   828564   830631   833174   834036
705147   803654   808471    819628    824495   828577   830772   833189   888884
713760   803670   808543    819648    824504   828577   830796   833205   888886
724690   803694   808606    819824    824573   828634   830868   833207   899980
728577   803709   808628    819922    824690   828728   830953   833211   899982
732775   803758   808662    819931    824800   828785   830974   833212   899988
733135   803799   808711    820198    825033   828793   830977   833214   999712
800241   803909   808863    820334    825310   828875   831008   833220   999990
800802   804283   808874    820393    825323   829005   831149   833271   999996
801890   804456   808877    820622    825495   829030   831213   833273
801891   804575   808888    820682    825585   829077   831299   833294
801894   804860   808896    820685    825641   829191   831300   833305
801935   804868   808936    820937    826087   829223   831419   833310
801943   804959   808942    820967    826140   829262   831455   833325
801947   805041   808959    821024    826212   829302   831484   833361
801953   805147   809063    821449    826351   829394   831593   833452
802560   805178   809479    821471    826442   829458   831692   833456